UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):April 30, 2021

              Badger Meter, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-6706	39-0143280
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

  4545 W. Brown Deer Rd., Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

           (414) 355-0400

(Registrant’s telephone number, including area code)

           Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directions; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of 2021 Omnibus Incentive Plan

At the Company’s 2021 annual meeting of shareholders held on April 30, 2021 (the “2021 Annual Meeting”), the Company’s shareholders approved the Badger Meter, Inc. 2021 Omnibus Incentive Plan (the “Plan”).  The Plan authorizes grants of equity-based and incentive cash awards to eligible participants designated by the Plan’s administrator.  Awards under the Plan may consist of stock options, stock appreciation rights, performance shares, performance units, restricted shares of the Company’s common stock (the “Common Stock”), restricted stock units, cash incentive awards, dividend equivalent units and any other type of award authorized by the Plan. The Plan will be administered by the Compensation Committee of the Company’s Board of Directors (the “Board”) with respect to all participants other than non-employee directors and the Board with respect to participants who are non-employee directors, or any other committee or subcommittee or one or more of the Company’s officers to whom authority has been delegated to the extent permitted by the Plan.  An aggregate of 1,000,000 shares of Common Stock are reserved for issuance under the Plan.  Unless earlier terminated by the Board, the Plan will expire on the tenth anniversary of its effective date.

The Plan is described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 19, 2021 (the “Definitive Proxy Statement”). The description of the Plan set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.  In addition, the form of Performance Share Award Agreement and the form of Restricted Stock Award Agreement to be used under the Plan are filed as Exhibit 10.2 and Exhibit 10.3 to this Current Report, respectively, and are incorporated by reference herein.

Effect of the 2021 Omnibus Incentive Plan Approval on Prior Plan

Prior to shareholder approval of the Plan, the Company maintained the Badger Meter, Inc. 2011 Omnibus Incentive Plan (the “Prior Plan”).  The Prior Plan terminated on April 30, 2021 as a result of shareholder approval of the Plan, ending the authority to grant new awards under the Prior Plan.  However, all awards granted under the Prior Plan that were outstanding as of April 30, 2021 will remain outstanding and will continue to be subject to all of the terms and conditions of the Prior Plan.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Matters submitted to shareholders at the Annual Meeting and the voting results thereof were as follows:

Election of Directors.  The shareholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors to serve until the 2022 Annual Meeting of Shareholders or until such nominee’s successor is duly elected and qualified.  The following is a breakdown of the voting results:

DIRECTOR	VOTES FOR	WITHHELD	NON-VOTES
Todd A. Adams	25,034,254	282,503	1,328,378
Kenneth C. Bockhorst	23,732,813	1,583,944	1,328,378
Gale E. Klappa	21,845,073	3,471,684	1,328,378
Gail A. Lione	24,982,859	333,898	1,328,378
James W. McGill	25,158,618	158,139	1,328,378
Tessa M. Myers	25,027,641	289,116	1,328,378
James F. Stern	24,913,554	403,203	1,328,378
Glen E. Tellock	25,161,427	155,330	1,328,378

Advisory Vote on Executive Compensation.  The shareholders of the Company approved, by advisory vote, the compensation of the Company’s named executive officers.  The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
23,575,765	1,528,779	212,213	1,328,378

Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm.  The shareholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.  The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
25,211,966	1,398,953	34,216	N/A

Approval of the Badger Meter, Inc. 2021 Omnibus Incentive Plan.  The shareholders of the Company approved the Omnibus Incentive Plan.  The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
24,044,677	1,105,460	166,620	1,328,378

Shareholder Proposal Regarding a Report on Board Diversity.  The shareholders of the Company voted for the proposal.  The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
21,068,407	3,616,477	631,873	1,328,378

Item 9.01	Financial Statements and Exhibits .

(a)Not applicable.

(b)Not applicable.

(c)Not applicable.

(d)Exhibits .  The exhibits filed herewith is as listed in the accompanying Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Badger Meter, Inc. 2021 Omnibus Incentive Plan
10.2	Badger Meter, Inc. 2021 Omnibus Incentive Plan form of Performance Share Award Agreement
10.3	Badger Meter, Inc. 2021 Omnibus Incentive Plan form of Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.

Date: April 30, 2021	By:	/s/ William R.A. Bergum
William R. A. Bergum
Vice President – General Counsel and Secretary